UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
 (Registrant’s telephone number)

(former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On August 27, 2013, CodeSmart Holdings, Inc. (the “Company” or “CodeSmart”) issued a press release. A copy of the press release is set forth below:

CodeSmart™ Group CEO, Ira Shapiro, Purchases 25,000 Shares of Company Stock from the Public Market

NEW YORK, August 27, 2013 (GLOBE NEWSWIRE) – Ira Shapiro, CEO of CodeSmart Holdings, Inc. (OTCQB: ITEN)(the “Company” or “CodeSmart”), has acquired 25,000 shares of common stock of CodeSmart from the public market in a transaction on August 27, 2013. The stock was purchased at the market value of $3.21 per share, which has a total value of $80,250.  Following this transaction, Mr. Shapiro directly owns 2,875,000 shares in the Company. The acquisition was disclosed in the Company’s current report on Form 8-K filed with the SEC that can be accessed on the website at www.sec.gov.

“I continue to believe that CodeSmart and our CODESMARTTM UNIVERSITY product is the premier ICD-10 education and training modality,” said Mr. Shapiro.  “This stock purchase is symbolic of my confidence in the Company and its mission to both prepare coders for the ICD-10 change in October 2014 and the creation of many jobs that will result from the need for more coders to meet the increased demand on our healthcare system.”

About CodeSmart™

CodeSmart Holdings, Inc. (OTCQB: ITEN) with its subsidiary, The CODESMART™ Group, Inc., is a premier national subject matter expert for ICD-10 education and compliance in the United States. Its product, CODESMART™ UNIVERSITY, is an on-line program of study for existing coders, new coders, clinicians, and healthcare roles of all types. Created by a combination of a leading panel of ICD-10 subject matter experts and a major four-year accredited university, which contributed the nation's top course designers and a platform that already provides interactive education to more than 60,000 students per year in degree programs. The ICD-10 training also includes live professors who work with and guide students through the programs of study in ICD-10.

CODESMART™ UNIVERSITY is endorsed by over 60 colleges and universities nationwide for its quality of education. The CODESMART™ Group, Inc. also provides solutions for ICD-10 transition, outsource coding, coding audits, critical documentation improvement and the revenue cycle continuum.

To learn more about CODESMART™ UNIVERSITY's proprietary programs, visit www.codesmartgroup.com or www.codesmartuniversity.org.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by the Company may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that either expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause actual results to differ materially from anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. The Company undertakes no obligation to update these forward-looking statements after the date of this release.

Contact:
Company Contact:	Investor Contact:	Media Contact:
Ira Shapiro	John Baldissera	Jules Abraham
Chairman and CEO	BPC Financial Marketing	JQA Partners, LLC
The Codesmart Group, Inc.	800-368-1217	jabraham@jqapartners.com
ishapiro@codesmartgroup.com		917-885-7378
646-526-7867

The information contained herein is being furnished pursuant to “Item 7.01.  Regulation FD Disclosure.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of the registrant’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: August 27, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer